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                                                                    EXHIBIT 10.5

                                ROCK-TENN COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         EFFECTIVE AS OF OCTOBER 1, 1994

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                                TABLE OF CONTENTS

SECTION                                                                    PAGE
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
1        Purpose..............................................................1

2        Definitions..........................................................1

         2.1. Code............................................................1
         2.2. ERISA...........................................................1
         2.3. 1993 Compensation Cap...........................................1
         2.4. Participant.....................................................1
         2.5. Rock-Tenn.......................................................1
         2.6. SERP............................................................1
         2.7. Pension Plan....................................................1

3        SERP Benefit.........................................................1

         3.1. Amount..........................................................2
         3.2. Payment.........................................................2

4        Source of Benefit Payments...........................................2

5        Not A Contract of Employment.........................................2

6        No Alienation or Assignment..........................................3

7        ERISA................................................................3

8        Administration, Amendment And Termination............................3

9        Construction.........................................................3


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                                ROCK-TENN COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         EFFECTIVE AS OF OCTOBER 1, 1994

                                      SS. 1

                                     PURPOSE

         Rock-Tenn has adopted this SERP effective as of October 1, 1994 to supplement a Participant's benefits under the Pension Plan in light of the reduction in such benefits which will result from certain changes in the Code.


                                      SS. 2

                                   DEFINITIONS

         2.1. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.2. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.3. 1993 Compensation Cap. The term "1993 Compensation Cap" means $235,840 as adjusted as of October 1, 1994 and each October 1 thereafter for inflation in the same manner as adjustments made in accordance with Code ss. 415(d) for a plan which has a plan year beginning on such date.

         2.4. Participant. The term "Participant" shall mean each executive of Rock-Tenn who the Compensation Committee of Rock-Tenn's Board of Directors designates as such.

         2.5. Rock-Tenn. The term "Rock-Tenn" shall mean Rock-Tenn Company and any successor to Rock-Tenn Company.

         2.6. SERP. The term "SERP" shall mean this Rock-Tenn Company Supplemental Executive Retirement Plan, as amended from time to time.

         2.7. Pension Plan. The term "Pension Plan" shall mean the Rock-Tenn Company Pension Plan, as amended from time to time.

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                                     SS. 3

                                  SERP BENEFIT

         3.1. Amount. A benefit shall be payable under this SERP to, or on behalf of, each Participant which shall equal the excess, if any, of (a) over
(b) where

                  (a) equals the benefit which would have been payable to, or on behalf of, the Participant under the Pension Plan if the 1993 Compensation Cap had remained in effect under Code ss. 401(a)(17) (as in effect on December 31, 1993) and if the limitation on benefits payable from a defined benefit plan under Code ss. 415(b) was inapplicable; and

                  (b) equals the benefit actually payable to, or on behalf of, the Participant under the Pension Plan.

The benefit described in ss. 3.1(a) shall be determined and paid in the same form and at the same time as the benefit described in ss. 3.1(b).

         3.2. Payment. The benefit payable to, or on behalf of, a Participant in this ss. 3 shall be paid as of the same date, in the same benefit payment form and to the same person as the Participant's benefit under the Pension Plan.

                                     SS. 4

                           SOURCE CF BENEFIT PAYMENTS

         All benefits payable under this SERP shall be paid by Rock-Tenn from its general assets. No person shall have any right or interest or claim whatsoever to the payment of a benefit under this SERP from any person whomsoever other than Rock-Tenn, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this SERP which is superior in any manner to the right of any other general and unsecured creditor of Rock-Tenn.

                                     SS. 5

                          NOT A CONTRACT OF EMPLOYMENT

         Participation in this SERP shall not grant to any Participant the right to remain an employee of Rock-Tenn for any specific term of employment or in any specific capacity or at any specific rate of compensation.


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                                     SS. 6

                           NO ALIENATION OR ASSIGNMENT

         A Participant or a beneficiary under this SERP shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this SERP, and Rock-Tenn shall have the right to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.

                                      SS. 7

                                      ERISA

         Rock-Tenn intends that this SERP come within the various exceptions and exemptions to ERISA for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of ERISA ss. 201(2), ss. 301(a)(3) and ss. 401(a)(1), and any ambiguities in this SERP shall be construed to effect that intent.

                                     SS. 8

                    ADMINISTRATION, AMENDMENT AND TERMINATION

         The Compensation Committee of Rock-Tenn's Board of Directors shall have all powers necessary to interpret and to administer this SERP in its absolute discretion and, further, shall have the right to amend this SERP from time to time in any respect whatsoever and to terminate this SERP at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this Plan to the date of such amendment or termination.

                                     SS. 9

                                  CONSTRUCTION

         This SERP shall be construed in accordance with the laws of the State of Georgia, and the masculine shall include the feminine and the singular the plural whenever appropriate.


                                            ROCK-TENN COMPANY


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


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